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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of US Airways Group, Inc. of our reports dated March 24, 2003 relating to the consolidated statements of operations, of cash flows and of stockholders' equity and comprehensive income and the related financial statement schedule of America West Holdings Corporation for the year ended December 31, 2002, which appear in America West Holdings Corporation's Annual Report on Form 10-K for the year ended December 31, 2004. We also hereby consent to incorporation by reference in this Registration Statement on Form S-3 of US Airways Group, Inc. of our reports dated March 24, 2003, except for the effects of the reorganization transaction described in Note 1(a) as to which the date is August 2, 2004, relating to the consolidated statements of operations, of cash flows, and of stockholder's equity and comprehensive income and the related financial statement schedule of America West Airlines, Inc. for the year ended December 31, 2002, which appear in America West Holdings Corporation's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
February 2, 2006